EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-134587) and related Prospectuses of Electroglas, Inc. for the registration of up to $50,000,000 in common stock, preferred stock, debt securities and warrants, and to the incorporation by reference therein of our report dated March 3, 2005, with respect to the consolidated financial statements of Electroglas, Inc., included in its Annual Report (Form 10-K) for the year ended May 31, 2006, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


San Jose, CA
April 17, 2007

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